Exhibit 5.1

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December 12, 2019	Düsseldorf	San Diego
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Kennedy-Wilson Holdings, Inc.	Hamburg	Seoul
and	Hong Kong	Shanghai
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Beverly Hills, CA 90212	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”), and Kennedy-Wilson, Inc., a Delaware corporation (“KW”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale of: (i) shares of common stock, par value $0.0001 per share, of KWH (the “Common Stock”); (ii) one or more series of preferred stock, par value $0.0001 per share, of KWH (the “Preferred Stock”); (iii) warrants of KWH to purchase Common Stock or Preferred Stock (the “Warrants”); (iv) one or more new series of debt securities of KWH (the “KWH Debt Securities”) to be issued pursuant to an Indenture, in the form incorporated by reference as Exhibit [4.3] to the Registration Statement, to be entered into between KWH and the trustee party thereto (the “KWH Trustee”), and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KWH, in each case establishing the terms of each such series (collectively, the “KWH Indenture”); (v) one or more new series of debt securities of KW (the “KW New Debt Securities”) to be issued pursuant to either (x) that certain Indenture (the “KW Existing 2014 Base Indenture”), dated as of March 25, 2014, between KW and Wilmington Trust, National Association (“Wilmington”), as trustee, in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KW, in each case establishing the terms of each such series; or (y) an Indenture, in the form incorporated by reference as Exhibit [4.3] to the Registration Statement, to be entered into between KW and the trustee party thereto (such trustee, or Wilmington, as applicable, the “KW Trustee”), and one or more supplements thereto, officer’s certificates thereunder or resolutions of the Board of Directors of KW, in each case establishing the terms of each such series (such Indenture or the KW Existing 2014 Base Indenture, as applicable, in each case together with the applicable supplement(s), officer’s certificate(s) or resolutions, collectively, the “KW New Debt Indenture”); (vi) a series of debt securities of KW titled the “5.875% Senior Notes due 2024” (the “2024 Notes”; and the 2024 Notes, together with the KW New Debt Securities, collectively, the “KW Debt Securities”; and the KW Debt Securities, together with the KWH Debt Securities, collectively, the “Debt Securities”) to be issued pursuant to the KW Existing 2014 Base Indenture, as supplemented by that certain Supplemental Indenture No. 1 thereto (the “2024 Note Supplemental Indenture”), dated as of March 25, 2014, among KW, KWH, the subsidiary guarantors party thereto and Wilmington, as trustee, in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, as the same may be further supplemented from time to time (the KW Existing 2014 Base Indenture, as so supplemented, the “2024 Note Indenture”; and the 2024 Note Indenture, together with the KW New Debt Indenture, collectively, the “KW Indenture”; and the KW Indenture, together with the KWH Indenture, collectively, the “Indentures”); (vii) guarantees of the KWH Debt Securities (the “KWH Debt Guarantees”), by one or more of the entities identified in Schedule A hereto and KW (collectively, the “KWH Debt Guarantors”), to be issued pursuant to the applicable KWH Indenture; and (viii) guarantees of the KW Debt Securities (the “KW Debt Guarantees”; and the

December 12, 2019

KW Debt Guarantees, together with the KWH Debt Guarantees, collectively, the “Guarantees”), by one or more of the entities identified in Schedule A hereto and KWH (collectively, the “KW Debt Guarantors”; and the KW Debt Guarantors, together with the KWH Debt Guarantors, the “Guarantors”), to be issued pursuant to the applicable KW Indenture. The Common Stock, Preferred Stock, Warrants, Debt Securities and Guarantees are herein referred to as the “Securities.” The KWH Debt Securities may be convertible into, and the KW Debt Securities may be exchangeable for, shares of Common Stock or Preferred Stock. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between KWH and the party to be identified therein as the warrant agent. The Securities will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, facsimile executed counterparts of the KW Existing 2014 Base Indenture and the 2024 Note Supplemental Indenture. With your consent, we have relied upon certificates and other assurances of officers of KWH, KW, the Guarantors and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York (and, with respect to our opinions in numbered paragraphs 1, 2, 4, 7 and 10 below, the General Corporation Law of the state of Delaware), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (or, in the case of Delaware, any other laws) or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the States of [California, Delaware and Illinois] are addressed in the letter of Kulik, Gottesman, Siegel & Ware, LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of Common Stock has been duly authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Amended and Restated Certificate of Incorporation of KWH (the “KWH Certificate of Incorporation”), and (b) authorized by the board of directors of KWH in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that KWH will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.

When a series of Preferred Stock has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the KWH Certificate of Incorporation, and (b) authorized by the board of directors of KWH in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that KWH will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

December 12, 2019

3.

When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action of KWH), the Warrants will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

4.

When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of KWH, and when the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the shares of Common Stock or Preferred Stock, as applicable, issuable upon exercise of such Warrants have been duly authorized and reserved for issuance upon exercise of such Warrants by all necessary corporate action of KWH, and, in the case of Preferred Stock, the applicable series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon exercise of such Warrants have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the Warrants and such Warrant Agreement, and in the manner contemplated by the applicable Prospectus, upon exercise of such Warrants, such shares of Common Stock or such series of Preferred Stock, as applicable, will be validly issued, fully paid, and non-assessable.

5.

When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such KWH Debt Securities will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

6.

When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KWH Debt Guarantee of such series of KWH Debt Securities by a KWH Debt Guarantor have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Debt Guarantor, and when a supplement to such KWH Indenture providing for such KWH Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Debt Guarantor and KWH and duly executed and delivered, and when such KWH Debt Guarantee has been duly executed, issued and delivered in accordance with such KWH Indenture and such supplement and in the manner contemplated by the applicable Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KWH Debt Guarantee will be a legally valid and binding obligation of such KWH Debt Guarantor, enforceable against such KWH Debt Guarantor in accordance with its terms.

December 12, 2019

7.

When the applicable KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture, and such terms provide that such series of KWH Debt Securities are convertible into shares of Common Stock or a series of Preferred Stock, and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the applicable KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with such KWH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the shares of Common Stock or such series of Preferred Stock, as applicable, issuable upon conversion of such KWH Debt Securities have been duly authorized and reserved for issuance upon conversion of such KWH Debt Securities by all necessary corporate action of KWH, and, in the case of Preferred Stock, such series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon conversion of such KWH Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and such KWH Indenture, and in the manner contemplated by the applicable Prospectus, upon conversion of such KWH Debt Securities, such shares of Common Stock or such series of Preferred Stock, as applicable, will be validly issued, fully paid, and nonassessable.

8.

When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such establishment and the issuance of such KW Debt Securities have been authorized by all necessary corporate action of KW, and such KW Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such KW New Debt Securities will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

9.

When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such series of KW New Debt Securities by a KW Debt Guarantor have been duly established in accordance with such KW Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when a supplement to such KW Indenture providing for such KW Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Guarantee has been duly executed, issued and delivered in accordance with such KW Indenture and such supplement and in the manner contemplated by the applicable Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KW Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

December 12, 2019

10.

When the applicable KW Indenture has been duly authorized by all necessary corporate action of KW and KWH and duly executed and delivered, and when the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with such KW Indenture, and such terms provide that such series of KW New Debt Securities are exchangeable into shares of Common Stock or a series of Preferred Stock, and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and the issuance and delivery of such shares of Common Stock or series of Preferred Stock, as applicable, upon exchange of such KW New Debt Securities have been authorized by all necessary corporate action of KWH, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with such KW Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action of KW (assuming the shares of Common Stock or such series of Preferred Stock, as applicable, issuable upon exchange of such KW New Debt Securities have been duly authorized and reserved for issuance upon exchange of such KW New Debt Securities by all necessary corporate action of KWH, and, in the case of Preferred Stock, the applicable series thereof has been duly established in accordance with the KWH Certificate of Incorporation and authorized by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or such series of Preferred Stock, as applicable, reserved for issuance upon exchange of such KW New Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and such KW Indenture, and in the manner contemplated by the applicable Prospectus, upon exchange of such KW New Debt Securities, such shares of Common Stock or such series of Preferred Stock, as applicable, will be validly issued, fully paid, and nonassessable.

11.

When the issuance of 2024 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2024 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2024 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such 2024 Notes will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

12.

When the issuance of 2024 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2024 Notes have been duly executed and issued by KW, duly authenticated by the applicable KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2024 Note Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, and when the specific terms of a particular KW Debt Guarantee of such 2024 Notes by a KW Debt Guarantor have been duly established in accordance with the 2024 Note Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor, and when any necessary supplement to the 2024 Note Indenture providing for such KW Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Debt Guarantor and KW and duly executed and delivered, and when such KW Debt Guarantee has been duly executed, issued and delivered in accordance with the 2024 Note Indenture and any such supplement and in the manner contemplated by the applicable Prospectus and by such corporate, limited liability company or limited partnership action, as applicable, such KW Debt Guarantee will be a legally valid and binding obligation of such KW Debt Guarantor, enforceable against such KW Debt Guarantor in accordance with its terms.

December 12, 2019

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (c) waivers of rights or defenses, including those contained in Section 4.4 of the KW Existing 2014 Base Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) the creation, validity, attachment, perfection or priority of any lien or security interest; (g) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (h) waivers of broadly or vaguely stated rights; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations; (k) grants of setoff rights; (l) proxies, powers and trusts; (m) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (n) provisions purporting to make a guarantor primarily liable rather than as a surety; (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed that (i) each of the Warrants, Debt Securities and Guarantees, and the Warrant Agreements and Indentures, and supplements to the foregoing, and other agreements or instruments governing the Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York; (ii) each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto; (iii) each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than KWH, KW and the Guarantor parties thereto, enforceable against each of them in accordance with their respective terms; and (iv) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments; (b) violations of statutes, rules, regulations or court or governmental orders; or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. With respect to our opinions in numbered paragraphs 4, 7 and 10 above, we have assumed that the consideration received by KWH in respect of the Common Stock or series of Preferred Stock, as applicable, issuable upon exercise of the applicable Warrants, upon conversion of the applicable KWH Debt Securities or upon exchange of the applicable KW Debt Securities, as applicable, is in the form and amount duly provided for by the Board of Directors of KWH and having a value no less than the aggregate par value of such Common Stock or such series of Preferred Stock, as applicable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

December 12, 2019

Schedule A

Guarantors (Other than KWH and KW)

1.	Kennedy-Wilson Properties, Ltd., a Delaware corporation
2.	Kennedy-Wilson Property Services, Inc., a Delaware corporation
3.	Kennedy-Wilson Property Services II, Inc., a Delaware corporation
4.	Kennedy Wilson Property Services III, L.P., a Delaware limited partnership
5.	Kennedy-Wilson Property Equity, Inc., a Delaware corporation
6.	Kennedy-Wilson Property Equity II, Inc., a Delaware corporation
7.	Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation
8.	Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation
9.	Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company
10.	K-W Properties, a California corporation
11.	Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company
12.	KW BASGF II Manager, LLC, a Delaware limited liability company
13.	KWF Investors I, LLC, a Delaware limited liability company
14.	KWF Investors III, LLC, a Delaware limited liability company
15.	KWF Manager I, LLC, a Delaware limited liability company
16.	KWF Manager II, LLC, a Delaware limited liability company
17.	KWF Manager III, LLC, a Delaware limited liability company
18.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation
19.	Fairways 340 Corp., a Delaware corporation
20.	SG KW Venture I Manager LLC, a Delaware limited liability company
21.	KW Loan Partners I LLC, a Delaware limited liability company
22.	KW Summer House Manager, LLC, a Delaware limited liability company
23.	KW Montclair, LLC, a Delaware limited liability company
24.	KW Serenade Manager, LLC, a Delaware limited liability company
25.	K-W Santiago Inc., a California corporation
26.	KW Redmond Manager, LLC, a Delaware limited liability company
27.	Dillingham Ranch Aina LLC, a Delaware limited liability company
28.	68-540 Farrington, LLC, a Delaware limited liability company
29.	KW Dillingham Aina LLC, a Delaware limited liability company
30.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company
31.	Kennedy-Wilson International, a California corporation
32.	Kennedy-Wilson Tech Ltd., a California corporation
33.	KWP Financial I, a California corporation
34.	Kennedy-Wilson Properties, LTD., an Illinois corporation
35.	Kennedy Wilson Auction Group Inc., a California corporation
36.	KWF Manager IV, LLC, a Delaware limited liability company
37.	KW Ireland, LLC, a Delaware limited liability company
38.	Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company
39.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation
40.	KWF Investors IV, LLC, a Delaware limited liability company
41.	KWF Investors V, LLC, a Delaware limited liability company
42.	KW Armacost, LLC, a Delaware limited liability company
43.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company
44.	KW Investment Adviser, LLC, a Delaware limited liability company
45.	Kennedy-Wilson Capital, a California corporation
46.	KW Four Points LLC, a Delaware limited liability company
47.	KW Loan Partners VII, LLC, a Delaware limited liability company
48.	KWF Investors VII, LLC, a Delaware limited liability company
49.	KWF Manager VII, LLC, a Delaware limited liability company

December 12, 2019

50.	KW Residential Capital, LLC, a Delaware limited liability company
51.	KW Boise Plaza, LLC, a Delaware limited liability company
52.	KW Loan Partners VIII, LLC, a Delaware limited liability company
53.	Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership
54.	Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company
55.	KW EU Loan Partners II, LLC, a Delaware limited liability company
56.	KW 1200 Main LLC, a Delaware limited liability company
57.	KW Harrington LLC, a Delaware limited liability company
58.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company
59.	KWF Manager X, LLC, a Delaware limited liability company
60.	KWF Manager XI, LLC, a Delaware limited liability company
61.	KWF Manager XII, LLC, a Delaware limited liability company
62.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company
63.	KWF Manager XIII, LLC, a Delaware limited liability company
64.	KW EU Loan Partners III, LLC, a Delaware limited liability company
65.	KW EU Investors I, LLC, a Delaware limited liability company
66.	KW Richfield Plaza, LLC, a Delaware limited liability company
67.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company
68.	KW Creekview Shopping Center, LLC, a Delaware limited liability company
69.	KW Securities, LLC, a Delaware limited liability company
70.	KW Victory Land Loan, LLC, a Delaware limited liability company
71.	KW Victory Plaza Loan, LLC, a Delaware limited liability company
72.	Country Ridge IX, LLC, a Delaware limited liability company
73.	KW EU Investors VIII, LLC, a Delaware limited liability company
74.	KW Park Santa Fe, LLC, a Delaware limited liability company
75.	KW Cypress, LLC, a Delaware limited liability company
76.	KW Tacoma Condos, LLC, a Delaware limited liability company
77.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company
78.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company
79.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company
80.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company
81.	KW Taylor Yard 55, LLC, a Delaware limited liability company
82.	KW Hilltop Manager II, LLC, a Delaware limited liability company
83.	KW Bozeman Investors, LLC, a Delaware limited liability company
84.	KW One Baxter Way GP, LLC, a Delaware limited liability company
85.	KW Riverdale and 36, LLC, a Delaware limited liability company
86.	KW 400 California Member, LLC, a Delaware limited liability company
87.	KW CIG Management Services, LLC, a Delaware limited liability company
88.	KW Terra West Sponsor, LLC, a Delaware limited liability company
89.	KW Hanover Quay, LLC, a Delaware limited liability company
90.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company
91.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company
92.	KW LV 3 Sponsor, LLC, a Delaware limited liability company
93.	KW NB LLC, a Delaware limited liability company
94.	KW Camarillo Land, LLC, a Delaware limited liability company
95.	KW 2013EE LLC, a Delaware limited liability company
96.	KW EU PRS Investor, LLC, a Delaware limited liability company
97.	KW Rosewood Premiere, LLC, a Delaware limited liability company
98.	KW River Pointe Premiere, LLC, a Delaware limited liability company
99.	KW Kawana Springs, a Delaware limited liability company
100.	KW Quebec Participant, LLC, a Delaware limited liability company
101.	KW Quebec Asset Manager, LLC, a Delaware limited liability company
102.	KW Real Estate II Equity, LLC, a Delaware limited liability company

December 12, 2019

103.	KW Real Estate II Carry, LLC, a Delaware limited liability company
104.	KW Real Estate II GP, LLC, a Delaware limited liability company
105.	KW Sunset CP Participant, LLC, a Delaware limited liability company
106.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company
107.	KW CP West Hills Participant, LLC, a Delaware limited liability company
108.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability company
109.	KW Linder Road, LLC, a Delaware limited liability company
110.	KW Seattle Office Portfolio GP, LLC, a Delaware limited liability company
111.	KW CDO Investor, LLC, a Delaware limited liability company
112.	KW Hamilton Landing – Land, LLC, a Delaware limited liability company
113.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company
114.	KW Sunset North, LLC, a Delaware limited liability company
115.	KW Heights Investor, LLC, a Delaware limited liability company
116.	KW Burlingame Point Loan, LLC, a Delaware limited liability company